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                       EXHIBIT 11
                 CRAGAR INDUSTRIES, INC.

      SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE

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

EARNINGS (LOSS) PER SHARE                               Three Months Ended June 30,    Six Months Ended June 30,
                                                        ---------------------------   ---------------------------
                                                             1999          1998           1999          1998
                                                        ------------  -------------   ------------  -------------
Income from continuing operations
Income (loss) before extraordinary item                 $     57,210  $    (575,920)  $    157,665  $    (926,522)
Less: Preferred Stock Dividends in Arrears                   (39,375)       (39,375)       (78,750)       (56,875)
                                                        ------------  -------------   ------------  -------------
Income (loss) available to Common Stockholders          $     17,835  $    (615,295)  $     78,915  $    (983,397)
                                                        ============  =============   ============  =============
Basic EPS - Weighted Average
     Shares outstanding                                    2,453,990      2,453,990      2,453,990      2,453,990
                                                        ============  =============   ============  =============
Basic Earnings (Loss) Per Share                         $       0.01  $       (0.25)  $       0.03  $       (0.40)
                                                        ============  =============   ============  =============
Basic EPS - Weighted Average
     Shares outstanding                                    2,453,990      2,453,990      2,453,990      2,453,990

Effect of Diluted Securities:
     Stock Options and Warrants (1)                        1,771,111              -      1,771,111              -
     Convertible Preferred Stock (1)                         781,721              -        781,721              -
                                                        ------------  -------------   ------------  -------------

Diluted EPS - Weighted Average
     Shares Outstanding                                    5,006,822      2,453,990      5,006,822      2,453,990
                                                        ============  =============   ============  =============

Diluted Earnings (Loss) Per Share                       $       0.00  $       (0.25)  $       0.02  $       (0.40)
                                                        ============  =============   ============  =============
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 (1)      The Company's outstanding stock options, warrants, and convertible preferred stock have antidilutive effect on loss per share for the three and six months ended June 30, 1999. As a result, such amounts have been excluded from the computations of diluted loss per share for those periods.